Exhibit 99.1

American Public Education, Inc. Completes Acquisition of Rasmussen

University

•	Acquisition Nearly Doubles Revenue Size of American Public Education, Inc (“APEI”) to Approximately $600 Million

•	Combination Creates Nursing Platform Serving Nearly 11,000 Nursing Students with Almost $200 Million of Nursing Revenue

CHARLES TOWN, WV (Sept. 2, 2021) – American Public Education, Inc. (Nasdaq: APEI), the parent company of American Public University System (“APUS”) and Hondros College of Nursing (“HCN”), today announced that it has completed its acquisition of Rasmussen University (“Rasmussen”).

With the closing of the Rasmussen acquisition, APEI is nearly doubling in revenue to approximately $600 million and significantly diversifying its revenue streams to approximately one-third military and veteran students, one-third nursing students, and one-third online adult learners. The combined entity will serve over 110,000 students and is expected to generate approximately $90 million in adjusted EBITDA before synergies1.

Rasmussen is a nursing- and healthcare-focused institution, and collectively with Hondros, APEI is now the largest educator of pre-licensure nursing students in the country with enrollment of nearly 11,000. On a trailing 12-month basis as of June 30, 2021, nursing represented $200 million of revenue and almost a third of APEI’s total revenue. Rasmussen adds approximately 8,500 nursing students to the 2,300 nursing students already served by Hondros.

“With our current nursing footprint of 30 campuses across eight states and a full complement of nursing programs, we are well-positioned to help address the significant, long-term nursing shortage across the country, both now and over the next several years,” said APEI President and CEO Angela Selden. “This acquisition is a very meaningful step forward in APEI’s ongoing transformation. We are focused on delivering high-quality education that leads to strong employment and career opportunities for our students at some of the most affordable tuition rates, helping to maximize students’ return on their higher education investment.”

Rasmussen is expected to generate approximately $275 million of revenue for the full year 2021. The transaction is expected to generate cost savings in excess of $5 million in the first 12 months post-close and at least $10 million in the second and third years after closing. Pursuant to the purchase agreement for the Rasmussen acquisition, APEI elected to pay $29 million in cash at closing in lieu of issuing Preferred Stock to the seller.

Angela Selden added, “We are so pleased to welcome Rasmussen’s talented base of employees and management who have built an institution that not only delivers a great student experience and strong outcomes and has a student-centric culture that aligns very well with APEI.”

Rasmussen will continue to be led by Tom Slagle, who has been CEO since 2010 and has driven Rasmussen’s focus on nursing and its growth during the past 11 years.

1 On a pro forma basis assuming APEI acquired Rasmussen on January 1, 2021

Rasmussen will continue to operate as a separately accredited institution. It is regionally accredited by the Higher Learning Commission (HLC) and offers a full complement of degree programs in Nursing, Health Sciences, Business, Technology, Design, Education and Justice Studies.

Non-GAAP Financial Measure (“Adjusted EBITDA”):

This press release contains the non-GAAP financial measures of EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA (EBITDA less non-cash expenses such as stock compensation and non-recurring expenses). APEI believes that the use of these measures is useful because it allows investors to better evaluate APEI’s operating profit and cash generation capabilities.

The non-GAAP measures should not be considered in isolation or as alternatives to measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of APEI’s non-GAAP measures is that they exclude expenses that are required to be recorded by GAAP. In addition, non-GAAP measures are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded.

APEI is presenting EBITDA and Adjusted EBITDA in connection with its GAAP measures and urges investors to review the reconciliation of Net Income to EBITDA and Adjusted EBITDA that is included in the table following this press release (under the caption “2021 Pro Forma GAAP Net Income to EBITDA/Adjusted EBITDA”) and not to rely on any single financial measure to evaluate its business.

About American Public Education

American Public Education, Inc. (Nasdaq: APEI) is a leading provider of career-focused higher education and training that provides pathways to employment and career advancement. APEI operates through three wholly owned subsidiaries and delivers corporate businesses services to each. American Public University System, which operates through American Military University and American Public University, is the leading educator to active-duty military and veteran students and serves approximately 90,000 adult learners worldwide. APUS is regularly cited as one of the most affordable universities in the United States. Hondros College of Nursing “creates new nurses” by educating pre-licensure nursing students at its six campuses in Ohio and one in Indiana, and is the largest educator of ADN (RN) and PN (LPN) Nurses in the state of Ohio. Rasmussen University is a 120 year-old institution that serves approximately 18,000 students across its 24 campuses and student service centers in six states and online. It is a Nursing and Health Sciences-focused institution, also with schools of Business, Technology, Design, Early Education and Justice Studies. Both APUS and Rasmussen have attained the highest level of accreditation and are regionally accredited by the Higher Learning Commission, while Hondros is accredited by the Accrediting Bureau of Health Education Schools (ABHES). For additional information, visit www.apei.com.

Forward Looking Statements

Statements made in this press release regarding APEI or its subsidiaries that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about APEI and the industry. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “seek,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will” and “would.” These forward-looking statements include, without limitation, statements regarding benefits of the acquisition of Rasmussen University, expected growth, registration and enrollments, revenues, earnings and expenses, expected financial results for Rasmussen University, the ability to deliver a return on learners’ educational investment, and plans with respect to recent, current and future initiatives.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others, risks related to: the significant transaction and integration costs APEI has incurred and expects to incur in connection with the acquisition; the integration of Rasmussen’s business and APEI’s ability to realize the expected benefits of the acquisition; that Rasmussen may have liabilities that are not known to APEI; the effects, duration, and severity of and APEI’s response to the COVID-19 pandemic; moderation or decrease in demand as the pandemic abates; changes to and expectations regarding enrollment, registrations and composition of APEI’s student body; APEI’s dependence on the effectiveness of its ability to attract students who persist in its institutions’ programs; APEI’s inability to effectively market its institutions’ programs; adverse effects of changes APEI makes to improve the student experience and enhance the ability to identify and enroll students who are likely to succeed; APEI’s need to successfully adjust to future market demands by updating existing programs and developing new programs; APEI’s dependence on its technology infrastructure; and the various risks described in the “Risk Factors” section and elsewhere in APEI’s Quarterly Report on Form 10-Q for the period ended June 30, 2021 and Annual Report on Form 10-K for the year ended December 31, 2020, and in other filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. APEI undertakes no obligation to update publicly any forward-looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future.

Contacts:

(Investors)

Ryan Koren

American Public Education, Inc.

AVP, Investor Relations & Corporate Development

rkoren@apei.com

610-428-7376

(Media)

Frank Tutalo

American Public Education, Inc.

Director, Public Relations

ftutalo@apei.com

571-358-3042

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2021 Pro Forma GAAP Net Income to EBITDA/Adjusted EBITDA

The following table represents forecasted pro forma financial results of APEI for the year ending December 31, 2021 assuming APEI's acquisition of Rasmussen was completed on January 1, 2021. Many assumptions are embedded in this calculation, including with respect to underlying financial performance, purchase accounting, appropriate depreciation and amortization methods, effective tax rate, future interest rates, etc.

2021 Pro Forma GAAP Net Income to EBITDA/Adjusted EBITDA	Pro Forma
Net Income	$13
Income Taxes	$5
Interest Expense	$11
Depreciation and Amortization	$43
Loss on Disposals/Minority Investments	$2
EBITDA	$74
Stock Compensation	$8
Integration Expenses	$8
Adjusted EBITDA	$90

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